                                                                EXHIBIT 3.1

                         CERTIFICATE OF INCORPORATION
                                     OF
                               RENCOAL, INC.


     The undersigned, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware (the "DGCL"), hereby certifies that:

     First. The name of the Corporation is Rencoal, Inc. (the
"Corporation").

     Second. The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     Third. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

     Fourth. The Corporation shall have all powers that may now or hereafter be lawful for a corporation to exercise under the DGCL.

     Fifth. The total number of shares of stock which the Corporation is authorized to issue is One Thousand (1,000) shares of Common Stock, par value $1.00 per share.

     Sixth. The name and mailing address of the incorporator of the Corporation is:

                              Michael C. Ryan, Esq.
                              Cadwalader, Wickersham & Taft
                              100 Maiden Lane
                              New York, New York 10038.

     Seventh. The number of directors of the Board of Directors shall be fixed by the Bylaws of the Corporation.

     Eighth. Unless and to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

     Ninth. In furtherance and not in limitation of the powers conferred by the DGCL, the Board of Directors of the Corporation shall be authorized to make, alter, or repeal by the Bylaws of the Corporation as and to the extent permitted therein.

     Tenth. Except as otherwise provided by the DGCL as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article Tenth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     IN WITNESS WHEREOF, the undersigned has signed this Certificate of Incorporation on August 15, 1996.


                                /s/ Michael C. Ryan
                                -------------------------
                                Michael C. Ryan
                                Sole Incorporator

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  RENCOAL, INC.

                   ------------------------------------------

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

                   ------------------------------------------

     Rencoal, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies as follows:

     1. The Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of Delaware on August 15, 1996.

     2. Article Fifth of the Certificate of Incorporation is amended to read in full as follows:

          "Fifth. The total number of shares of stock which the Corporation is authorized to issue is One Thousand (1,000) shares of Common Stock, par value $1.00 per share, and Five Million shares of Preferred Stock, par value $1.00 per share.

          To the full extent permitted by Delaware General Corporation Law, as the same exists or may hereafter be amended, the Board of Directors is hereby authorized by resolution to divide and issue the shares of Preferred Stock in classes or series and to fix the voting powers and any designations, preferences, and relative, participating, optional or other special rights of any such class or series of Preferred Stock and any qualifications or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors."

     3. The aforesaid amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and by the written consent of the sole stockholder of the Corporation in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this certificate to be signed by a Vice President and attested by an Assistant Secretary this ____ day of March, 1997.

                                    RENCOAL, INC.


                                    By: /s/ Dennis A. Sadlowski
                                       --------------------------------
                                            Dennis A. Sadlowski
                                            Assistant Secretary

[Corporate Seal]

Attest:

By:  /s/ Michael C. Ryan
   ----------------------------------
          Michael C. Ryan
       Assistant Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  RENCOAL, INC.

                  -------------------------------------------

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

                  -------------------------------------------


     Rencoal, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies as follows:

     1. The Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of Delaware on August 15, 1996.

     2. Article First of the Certificate of Incorporation is amended to read as follows:

     "First: The name of the Corporation is Lodestar Holdings, Inc. (the "Corporation")."

     3. The aforesaid amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and by the written consent of the sole stockholder of the Corporation in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     In Witness Whereof, the Corporation has caused its corporate seal to be affixed hereto and this certificate to be signed by its Vice President and attested by its Assistant Secretary this ____ day of April, 1998.

                                   RENCOAL, INC.


                                   By:  /s/ Roger L. Fay
                                      ------------------------------
                                            Roger L. Fay
                                            Vice President

[Corporate Seal]

Attest:

By:  /s/ Michael C. Ryan
   -------------------------------
          Michael C. Ryan
        Assistant Secretary





                                       2